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                                                                      Exhibit 13

                  Schedule of transactions in the Common Stock
                            by the Reporting Persons
                           during the past sixty days


(i)  PVF

                             Number of      Price
                               Shares        Per
Date                         Purchased      Share(a)
----                         ---------      -----

12/31/97                       20,000       $4.56
1/26/98                         1,500       $4.50
1/27/98                         5,000       $4.63
1/28/98                        18,500       $4.94


(ii)  UCC

                             Number of      Price
                               Shares        Per
Date                         Purchased      Share(a)
----                         ---------      -----

1/23/98                        55,000       $5.03


(iii)  Nazarian

                             Number of      Price
                               Shares        Per
Date                         Purchased      Share(a)
----                         ---------      -----

1/30/98                         5,000       $4.63


(iv)  Salimpour

                             Number of      Price
                               Shares        Per
Date                         Purchased      Share(a)
----                         ---------      -----

None.




Note:
(a) Price does not include commission.